UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2017

The Hillman Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

10590 Hamilton Avenue
Cincinnati, Ohio 45231
(Address of principal executive offices)
Registrant’s telephone number, including area code: (513) 851-4900

Not Applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 30, 2017, Richard C. Paulin resigned as President of The Hillman Group Canada ULC (“Hillman Canada”), a subsidiary of The Hillman Companies, Inc., and announced his retirement effective July 1, 2017.

In connection with Mr. Paulin’s resignation and retirement, Hillman Canada entered into a Consulting Agreement with Double Eagle Consulting Ltd. (“Consultant”), a consulting company founded by Mr. Paulin. The Consulting Agreement is dated May 1, 2017 and has a two-year term during which Hillman Canada and Consultant will agree to use Consultant’s services on an as-needed basis.

Mr. Paulin entered into a General Release dated April 30, 2017 in favor of Hillman Canada. The execution of the General Release was a condition to the execution of Mr. Paulin’s Employment Agreement with Hillman Canada dated February 19, 2013.

Hillman Canada and Mr. Paulin entered into an Acknowledgement dated April 30, 2017. The Acknowledgement sets forth a confirmation of the severance payments and benefits to which Mr. Paulin is entitled upon termination of his Employment Agreement.

Hillman Canada, Mr. Paulin, and HMAN Group Holdings Inc. (“HMAN”), the parent company of Hillman Canada and The Hillman Companies, Inc., entered into a Restrictive Covenant Agreement dated May 1, 2017. The Restrictive Covenant Agreement extends, until April 30, 2019, (i) the non-compete and non-solicitation restrictions contained in Mr. Paulin’s Employment Agreement and (ii) the period during which Mr. Paulin may exercise vested options for HMAN stock.

In connection with Mr. Paulin’s resignation and retirement, Scott C. Ride was promoted to President of Hillman Canada effective May 1, 2017. Mr. Ride, age 46, joined Hillman Canada as Chief Operating Officer in January 2015 after entering into an Employment Agreement dated December 2, 2014. Prior to joining Hillman Canada, Mr. Ride served as President of Husqvarna Canada from May 2011 to September 2014. Prior to this position, Mr. Ride was President, Global Operations of Electrolux Home Care Products Canada Inc. from October 2008 to May 2011. Prior to May 2011, Mr. Ride held positions of increasing responsibility at Electrolux, including Vice President and General Manager, Canada from September 2005 to October 2008 and Senior Director of Marketing from May 2005 to September 2005. He holds a Bachelor of Business Administration from Bishop’s University.

Mr. Ride’s Employment Agreement provides for an initial annual base salary of C$310,000 to be revised from time to time based on an annual review. The Employment Agreement provides for an initial annual cash bonus target of 45% of base salary and maximum of 90% of base salary under Hillman Canada's performance-based bonus plan. Mr. Ride was paid a guaranteed bonus of C$50,000 for 2015.

Mr. Ride is eligible to participate in the equity investment plan and equity incentive plan of HMAN Group Holdings, Inc., Hillman Canada’s parent company. The Employment Agreement provided a grant of 1,760 nonqualified stock options at a strike price of $1,000 per share. Prior to the issuance of these equity awards, Mr. Ride executed the Restrictive Covenant Agreement attached to the Option Award Agreement, which includes restrictive covenants such as one-year non-competition and two-year non-solicitation of employees and customers.

In the event that Mr. Ride’s employment is terminated by Hillman without “cause” or if Mr. Ride resigns with “good reason”, the Employment Agreement provides severance payments equal to (i) continued base salary for 12 months following the date of termination, (ii) a Termination Bonus Amount (as defined in the Employment Agreement), (iii) Accrued Payments (as defined in the Employment Agreement), and (iv) a prorated portion of the bonus for the year in which termination occurs.

The foregoing descriptions are qualified in their entirety by reference to the Consulting Agreement, General Release, Acknowledgement, Restrictive Covenant Agreement, and Employment Agreement, copies of which are furnished as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, to this Current Report on Form 8-K.

On May 4, 2017, The Hillman Companies, Inc. issued a press release relating to Mr. Paulin’s resignation and retirement and Mr. Ride’s promotion. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Consulting Agreement between Double Eagle Consulting Ltd. and The Hillman Group Canada ULC dated May 1, 2017.
10.2	General Release by Richard C. Paulin dated April 30, 2017.
10.3	Acknowledgement by Richard C. Paulin and The Hillman Group Canada ULC dated April 30, 2017.
10.4	Restrictive Covenant Agreement among Richard C. Paulin, HMAN Group Holdings Inc., and The Hillman Group Canada ULC dated May 1, 2017.
10.5	Employment Agreement between The Hillman Group Canada ULC and Scott Ride dated December 2, 2014.
99.1	Press Release dated May 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2017	THE HILLMAN COMPANIES, INC.

	By:	/s/ Gregory J. Gluchowski, Jr.
	Name:	Gregory J. Gluchowski, Jr.
	Title:	President and Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION

10.1	Consulting Agreement between Double Eagle Consulting Ltd. and The Hillman Group Canada ULC dated May 1, 2017.
10.2	General Release by Richard C. Paulin dated April 30, 2017.
10.3	Acknowledgement by Richard C. Paulin and The Hillman Group Canada ULC dated April 30, 2017.
10.4	Restrictive Covenant Agreement among Richard C. Paulin, HMAN Group Holdings Inc., and The Hillman Group Canada ULC dated May 1, 2017.
10.5	Employment Agreement between The Hillman Group Canada ULC and Scott Ride dated December 2, 2014.
99.1	Press Release dated May 4, 2017.